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                                                                   Exhibit 10.13

                             AMENDMENT #3 TO LEASE
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1.   Parties.
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     This Amendment, dated as of March 28, 2000, is between Andover Mills Realty
Limited Partnership ("Landlord") and CMGI, Inc., ("Tenant").

2.   Recitals.
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     2.1. Landlord and Tenant have entered into a Lease, dated as of April 12,
1999, for space in Brickstone Square in Andover, Massachusetts (as amended, the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Tenant wishes to lease the following additional space in the Project, all of which is located in Building 200 and shown in Exhibit "B-4" attached hereto:

          (a) Pursuant to the exercise of its fifth and last Expansion Option, "Fifth Expansion Space #1" and "Fifth Expansion Space #2," both located on the 3rd Floor and agreed to contain 14,198 s.f. and 15,695 s.f. of rentable area, respectively (together, the "Fifth Expansion Space").

          (b) "Offer Space #1" and "Offer Space #2," both located on the 2nd Floor and agreed to contain 29,916 s.f. and 9,472 s.f. of rentable area, respectively, Offer Space #3 located on the 1st Floor and agreed to contain 2,839 s.f. of rentable area, and "Offer Space #4" located on the 4th Floor and agreed to contain 2,309 s.f. of rentable area (collectively, the "First Offer Space").

          (c) The "Temporary Space" located on the 5th Floor and agreed to contain 32,891 s.f. of rentable area.

     2.3 The parties also wish to confirm that Tenant received delivery of vacant possession of the Temporary Space on this date, and that the Rent Commencement Date for the Second Expansion Space was 12/15/99.

     2.4 To accomplish these and other matters, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.   Amendments.
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     3.1  Tenant hereby exercises its fifth and last Expansion Option for the
Fifth Expansion Space, agrees that the First Offer Space and the Temporary Space are part of the Offer Space leased by Tenant, and confirms receipt of vacant possession of the Temporary Space on the date of this Amendment. In addition:
(a) the term of the Lease will begin for (and the Premises will include) the Temporary Space as of the date of this Amendment; (b) the term of the Lease will begin for (and the Premises will include) each of Fifth Expansion Space #1, Fifth Expansion Space #2, Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4 on the date that vacant possession of that particular space is delivered to Tenant; (c) the total agreed rentable area of the Premises, including the Temporary Space, the First, Second, Third and Fourth Expansion Space, the Initial Space and the Additional Space, is now 339,460 s.f., and when Landlord delivers vacant possession of Fifth Expansion Space #1, Fifth Expansion Space #2, Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4 it will be 413,889 s.f.; (d) the Rent Commencement Date for the Temporary Space will occur on the earlier of the date that Tenant occupies that particular space to conduct business, or sixty (60) days after the date of this Amendment, and the Rent Commencement Date for each of Fifth Expansion Space #1, Fifth Expansion Space #2, Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4 will occur on the earlier of the date that Tenant occupies that particular space to conduct business, or sixty (60) days after vacant possession of that particular space is delivered to Tenant; and (e) on the Rent Commencement Date for Fifth Expansion Space #1 Tenant's Percentage will be increased by 1.51%, on the Rent Commencement Date for Fifth Expansion Space
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#2 Tenant's Percentage will be increased by 1.67%, on the Rent Commencement Date for Offer Space #1 Tenant's Percentage will be increased by 3.18%, on the Rent Commencement Date for Offer Space #2 Tenant's Percentage will be increased by 1.01%, on the Rent Commencement Date for Offer Space #3 Tenant's Percentage will be increased by .30%, on the Rent Commencement Date for Offer Space #4 Tenant's Percentage will be increased by .25%, and on the Rent Commencement Date for the Temporary Space Tenant's Percentage will be increased by 3.50%. Assuming that no other space in the Project is leased by Tenant and that the Rent Commencement Date has occurred for all of the Expansion Space and the First Offer Space, Tenant's Percentage will be 44.02%, and when the Lease terminates for the Temporary Space it will be 40.52%.

     3.3 Landlord will provide the inducement payments to Tenant for each of Fifth Expansion Space #1, Fifth Expansion Space #2, Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4 in accordance with Section 26 of the Lease, except that the out-of-pocket costs payable by Landlord to third parties in connection with the demolition to be performed by Landlord as described in
Section 3.4 below will be reimbursed to Landlord by Tenant or, at Landlord's option, they will be credited against and reduce those inducement payments. Tenant will receive no inducement payments in connection with the Temporary Space. Tenant will begin to pay for utilities for the Temporary Space as of the date of this Amendment, and for each of Fifth Expansion Space #1, Fifth Expansion Space #2, Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4 when vacant possession of that particular space is delivered to Tenant.

     3.4 (a) Tenant will not be required to accept vacant possession of Fifth Expansion Space #1 or Fifth Expansion Space #2 until Landlord delivers vacant possession of both of those spaces, and as a condition to the delivery of vacant possession of Fifth Expansion Space #2, Landlord, at its cost, will demolish those spaces, which will include removing kitchen equipment and capping utilities in the kitchen area and removing the tile floor in the cafeteria area (but the costs for such removal and capping will not be part of the demolition
                                                 ---
costs for which Landlord will receive reimbursement or credit per Section 3.3 above). Tenant will maintain at all times the existing corridor through the Fifth Expansion Space, which corridor will be accessible by others at all times.

          (b) As a condition to the delivery of vacant possession of each of Offer Space #1, Offer Space #2, Offer Space #3 and Offer Space #4, Landlord, at its cost, will demolish those spaces, and as a further condition to the delivery of vacant possession of each of Offer Space #2, Offer Space #3 and Offer Space #4, Landlord, at its cost, will demise each of those spaces from the rest of the space on those Floors not leased by Tenant. (The costs for demolishing Offer Space #3 will not be part of the demolition costs for which Landlord will
              ---
receive reimbursement or credit per Section 3.3 above.) Tenant will maintain at all times the existing corridor through Offer Space #1 until and unless it constructs an alternative corridor through that space that is at least eight (8) feet wide in a location approved by Landlord, which approval will not be unreasonably withheld. The existing corridor (or, if constructed, the alternative corridor) will be accessible by others at all times. Tenant will permit access at all times through Offer Space #3 to enable Landlord or its designees to access the 1st Floor electric room located adjacent to that space.

     3.5 The parties also confirm that the Rent Commencement Date occurred for the Second Expansion Space on 12/15/99. The Building now includes Building 100 and Building 200.

     3.6 The term of the Lease with respect to the Temporary Space will expire sixteen (16) calendar months after the date of this Amendment, unless terminated earlier per the Lease or extended as set forth below. Tenant will have the right to extend the term of the Lease with respect to the Temporary Space (but only with respect to the Temporary Space) for two (2) consecutive terms of six (6) months each (i.e., a maximum term of twenty-eight [28] calendar months after the date of this Amendment) subject to and in accordance with the terms of Rider #2 to the Lease, except that: (a) Tenant's unconditional written notice of exercise must be delivered only at least four (4) months prior to the end of the applicable term for the Temporary Space; and (b) the base rent during each of the extension terms will be same as the base rent during the initial term for the Temporary Space.

     3.7 The annual base rent per annum per square foot of agreed rentable area of the Fifth Expansion Space, the First Offer Space and the Temporary Space will be as follows:

          (a)  Fifth Expansion Space: As set forth in the Lease.
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          (b)  First Offer Space: Through 5/31/2010, the same as for the
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Expansion Space, increased by One Dollar ($1.00) per annum, and for the period
6/1/2010 through 5/31/2011, Seventeen Dollars ($17.00).

          (c)  Temporary Space: Ten Dollars ($10.00).
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     3.8  Tenant represents and warrants that, other than the Broker (which is
Tenant's sole agent for these purposes), it has not dealt with or engaged any broker, agent, finder or similar party in connection with this transaction or its lease of the Fifth Expansion Space, the First Offer Space or the Temporary Space.

     3.9 The agreements set forth in the Recitals in Section 2 above are incorporated herein and are confirmed by the parties.

     3.10 On request of either party, both parties will promptly execute and deliver written confirmations of the date that vacant possession of any particular space is delivered to Tenant, and the Rent Commencement Date for that space. A party's failure to execute or deliver such a written confirmation will not alter the actual date(s) for which confirmation was requested.

4.   No Other Changes.
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     The Lease is in full force and effect, and except as set forth above the
Lease remains unchanged.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment #3 under seal as of the date first set forth above.

                                          ANDOVER MILLS REALTY LIMITED PARTNERSHIP,
                                          a Massachusetts limited partnership

                                          By:  Brickstone Square Realty, Inc., a Massachusetts
                                               corporation, general partner
WITNESS:


/s/ Elizabeth A. Harvey                        By: /s/ Martin Spagat
------------------------------------               ------------------------------------------
Name Printed: Elizabeth A. Harvey                  Name:  Martin Spagat
                                                   Title: Vice President
                                                   Authorized Signature


WITNESS:                                  CMGI, INC., a Delaware corporation


/s/ Thomas Rosedale                       By: /s/ Andrew J. Hajducky III
------------------------------------          -----------------------------------------------
Name Printed: Thomas Rosedale                 Name:  Andrew J. Hajducky III
                                              Title:  Executive Vice President, CFO & Treasurer
                                              Authorized Signature
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